SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 28, 2013

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 28, 2013, Corgenix Medical Corporation (the “Company”) entered into a Business Loan Agreement (the “Loan Agreement”) effective August 15, 2013 between the Company and Bank of the West (the “Bank”).

Pursuant to the terms of the Loan Agreement, the Bank is providing a revolving line of credit (the “Line”) to the Company not to exceed $1,500,000.   Interest accrues at a variable one month LIBOR plus 4.00% per annum.  Interest payments are due monthly.

Unless terminated by the Company or accelerated by the Bank in accordance with the terms of the Loan Agreement, the Line will terminate and all loans thereunder must be repaid on November 5, 2014.

The Loan Agreement contains certain representations, warranties, covenants and events of default typical in financings of this type, including, for example, limitations on assuming additional debt, making investments, or the sale of Company assets or other changes in the ownership of the Company.

In addition, pursuant to the terms of the Loan Agreement, the Company will grant to the Bank a security interest in all of the Company’s assets to secure the repayment of the loans under the Line and to secure all other obligations of the Company to the Bank.

The Company will use the money it receives under the Loan Agreement for general short term working capital purposes.

The Loan Agreement and the accompanying Promissory Note are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the description of material terms of such documents herein are qualified in their entirety by reference to such exhibits.

The Line will be activated when the notice period to LSQ described below has elapsed and the Bank is able to secure a first lien on the Company’s assets.

Item 1.02.  Termination of a Material Definitive Agreement.

On August 28, 2013, the Company provided written notice to LSQ Funding Group, L.L.C., a Florida limited liability company (“LSQ”), that the Company desires to terminate the Revolving Credit and Security Agreement (the “LSQ Agreement”) dated July 14, 2011 between the Company and LSQ.  The LSQ Agreement requires 60 days’ notice by the Company to LSQ to terminate, and thus the termination will be effective October 27, 2013. Any ancillary agreements and documents entered into in connection with the LSQ Agreement will terminate in connection with the termination of the LSQ Agreement.

Under the LSQ Agreement, LSQ, the lender, provides a line of credit to the Company under which LSQ agreed to make loans to the Company in the maximum principal amount outstanding at any time of $1,500,000.  The proceeds of the loans under the line of credit have been used to repay certain loans and other amounts payable by the Company.  The LSQ Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 20, 2011, and the description of material terms of the LSQ Agreement is qualified in its entirety by reference to that exhibit.

The notice states that the Company is not dissatisfied with its relationship with LSQ but desires to pursue other borrowing opportunities.

The Company does not expect to incur any termination penalties as a result of the termination.

Item 9.01   Financial Statements and Exhibits.

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits:

Exhibit Number	Description of Exhibit

10.1*	Business Loan Agreement between Corgenix Medical Corporation and Bank of the West dated August 15, 2013.

10.2*	Promissory Note dated August 15, 2013 executed by Corgenix Medical Corporation as Borrower to Bank of the West as Lender.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 4, 2013	CORGENIX MEDICAL CORPORATION

		By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer